AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION
("Agreement") is made as of February 5, 2016, among HORIZON FUNDS, a Delaware statutory trust, with its principal place of business at 13024 Ballantyne Corporate Place, Suite 225, Charlotte, NC
28277 ("New Trust"), on behalf of each segregated portfolio of assets ("series") thereof listed under the heading "New Funds"
on Schedule A attached hereto ("Schedule A") (each, a "New Fund");
ADVISORONE FUNDS, a Delaware statutory trust, with its principal place of business at 17605 Wright Street Omaha, NE 68130
("Old Trust"), on behalf of each series thereof listed under the heading "Old Funds" on Schedule A (each, an "Old Fund"); and, solely for purposes of paragraphs 5.7, 5.8 and 6,  HORIZON
INVESTMENTS, LLC, investment adviser to the New Funds and Old
Funds ("Horizon").  (Each of New Trust and Old Trust is sometimes referred to herein as an "Investment Company," and each New Fund and Old Fund is sometimes referred to herein as a "Fund.")
Notwithstanding anything to the contrary contained herein, (1)
the agreements, covenants, representations, warranties, actions and obligations (collectively, "Obligations") of and by each Fund
-- and of and by the Investment Company of which that Fund is a series, on that Fund's behalf -- shall be the Obligations of that
 Fund only, (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by the Investment
Company of which that Fund is a series, on its own or that
Fund's behalf, and (3) in no event shall any other series of an
 Investment Company (including another Fund thereof) or the
assets thereof be held liable with respect to the breach or other default by an obligated Fund or Investment Company of its
Obligations set forth herein.

Each Investment Company wishes to effect three reorganizations described in section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code") (all "section" references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations").
Each reorganization will involve an Old Fund's changing its
identity -- by converting from a series of Old Trust to a series of New Trust -- by (1) transferring all its assets to the
New Fund listed on Schedule A opposite its name
("corresponding New Fund") (which is being established solely for the purpose of acquiring those assets and continuing that
Old Fund's business) in exchange solely for voting shares of beneficial interest ("shares") in that New Fund and that New
Fund's assumption of all of that Old Fund's liabilities, (2)
distributing those shares pro rata to that Old Fund's
shareholders in exchange for their shares therein and in complete liquidation thereof, and (3) terminating that Old Fund, all on the terms and conditions set forth herein (all the foregoing transactions involving each Old Fund and its corresponding
New Fund being referred to herein collectively as a
"Reorganization").  The consummation of any particular
Reorganization shall not be contingent on the consummation
of any other Reorganization.

Each Investment Company's board of trustees (each, a "Board"), in each case including a majority of its members who are not
"interested persons" (as that term is defined in the Investment
Company Act of 1940, as amended ("1940 Act"))
("Non-Interested Persons") of either Investment Company,
(1) has duly adopted and approved this Agreement and the
transactions contemplated hereby, (2) has duly authorized
performance thereof on its Funds' behalf by all necessary
Board action, and (3) has determined that participation in
the Reorganization is in the best interests of each respective
Fund that is a series thereof and, in the case each Old Fund, that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.

Each Old Fund offers, and has issued and outstanding, multiple classes of shares, which vary by Fund, designated, as
applicable, Class A shares, Class C shares, Class I shares, and
Class N shares ("Class A Old Fund Shares," "Class C Old Fund
Shares," "Class I Old Fund Shares," and "Class N Old Fund Shares"
respectively, and collectively, "Old Fund Shares").  New Fund also will offer multiple classes of shares, which vary by Fund but mirror the share classes of the corresponding Old Fund,
designated, as applicable, Class A shares, Class C shares,
Class I shares and Class N shares ("Class A New Fund Shares,"
"Class C New Fund Shares," "Class I New Fund Shares," and
"Class N New Fund Shares"  respectively, and collectively,
"New Fund Shares").  The identically designated classes of
shares of Old Fund and New Fund are substantially similar to each other.

In consideration of the mutual promises contained herein,
the Investment Companies agree as follows:

1.  PLAN OF REORGANIZATION AND TERMINATION

       1.1.  Subject to the requisite approval of each Old
Fund's shareholders and the terms and conditions set forth herein, each Old Fund shall assign, sell, convey, transfer and deliver all of its assets described in paragraph 1.2 ("Assets") to the respective New Fund.  In exchange therefor, each New Fund shall:

       (a) issue and deliver to the respective Old Fund, as
applicable, the number of full and fractional (all references herein to "fractional" shares meaning fractions rounded to [the third]1 decimal place) (1) Class A New Fund Shares equal to the number of full and fractional Class A Old Fund Shares then
outstanding; (2) Class C New Fund Shares equal to the number of full and fractional Class C Old Fund Shares then outstanding;
and (3) Class I New Fund Shares equal to the number of full and fractional Class I Old Fund Shares then outstanding; and (4)
Class N New Fund Shares equal to the number of full and fractional
Class N Old Fund Shares then outstanding; and

       (b) assume all of the respective Old Fund's liabilities
described in paragraph 1.3 ("Liabilities").

       Those transactions shall take place at the Closing
(as defined in paragraph 2.1).

       1.2  The Assets shall consist of all assets and
property of every kind and nature - including, without limitation, all cash, cash equivalents, securities, commodities, futures interests, receivables (including, without limitation, interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, and books and records - each Old Fund owns at the Effective Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on each Old Fund's books at that time; and no Old Fund has any unamortized or unpaid organizational fees or expenses that have not previously been disclosed in writing to New Trust.

       1.3  The Liabilities shall consist of all liabilities
of Old Funds', whether known or unknown, accrued or contingent, debts, obligations and duties existing at the Effective Time, excluding Reorganization Expenses (as defined in paragraph 3.3(f))
 borne by Horizon pursuant to paragraph 6.  Notwithstanding the foregoing, the Old Funds will endeavor to discharge all their known liabilities, debts, obligations and duties before the Effective Time.

       1.4   At or before the Closing, each New Fund shall redeem
the Initial Shares (as defined in paragraph 5.5) for the amount at which they are issued pursuant to that paragraph.  At the Effective
Time (or as soon thereafter as is reasonably practicable), each Old
Fund shall distribute all the New Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the
Effective Time (each, a "Shareholder"), in proportion to their Old
Fund Shares then held of record and in constructive exchange therefor, and shall completely liquidate.  That distribution shall be accomplished by New Trust's transfer agent's opening accounts on New Fund's shareholder records in the Shareholders' names and transferring those New Fund Shares thereto.  Pursuant to that transfer, each Shareholder's account shall be credited with the number of full and fractional New Fund Shares equal to the number of full and fractional Old Fund Shares that Shareholder holds at the
Effective Time, by class (i.e., the account for each Shareholder that holds Class A Old Fund Shares shall be credited with the number of full and fractional Class A New Fund Shares due that Shareholder, and likewise for each Shareholder that holds Class C, Class I, or
Class N shares).  The aggregate net asset value ("NAV") of New Fund
Shares to be so credited to each Shareholder's account shall equal the aggregate NAV of the Old Fund Shares that Shareholder holds at the Effective Time.  All issued and outstanding Old Fund Shares, including any represented by certificates, shall simultaneously be canceled on Old Fund's shareholder records.  New Trust shall not issue certificates representing the New Fund Shares issued in connection with the Reorganization.

       1.5   All computations of value shall be made by Gemini
Funds Services, LLC ("Gemini") in accordance with its regular practice in pricing the shares and assets of each Fund, subject to confirmation by New Trust's administrator.

       1.6   Any transfer taxes payable on the issuance and
transfer of New Fund Shares in a name other than that of the registered holder on each Old Fund's shareholder records of the Old
Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

       1.7   Any reporting responsibility of an Old Fund to a
public authority, including the responsibility for filing any regulatory report, tax return or other document with the Securities and Exchange Commission ("Commission"), any state securities commission, any federal, state, local tax authorities, or any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated, except that any New Fund that has begun operations prior to the Effective Time shall be responsible for preparing and filing any required Form N-Q or Form N-CSR (including the annual report to shareholders) if the fiscal period relating to such form ended prior to the Effective Time, but as of the Effective Time such form has not yet been filed.

       1.8  After the Effective Time, no Old Fund shall conduct
any business except in connection with its dissolution and termination.
As soon as reasonably practicable after distribution of the New Fund
Shares pursuant to paragraph 1.4, but in all events within six months after the Effective Time, (a) each Old Fund shall be terminated as a series of Old Trust and (b) Old Trust shall make all filings and take all other actions in connection therewith necessary and proper to effect each Old Fund's complete dissolution.

2.   CLOSING AND EFFECTIVE TIME

       2.1  Unless the Investment Companies agree otherwise, all
acts necessary to consummate the Reorganization ("Closing") shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on [  ], 2015
("Effective Time").  The Closing shall be held at the offices of
[ ], [  ].

       2.2   Old Trust shall direct the custodian of each Old
Fund's assets to deliver at the Closing a certificate of an
authorized officer ("Certificate") stating and verifying that
(a) the Assets it holds will be transferred to the respective New Fund at the Effective Time, (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, and (c) the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by each Old Fund to the respective
New Fund, as reflected on such New Fund's books immediately after the
Effective Time, does or will conform to that information on the respective Old Fund's books immediately before the Effective Time.

       2.3   Old Trust shall direct its transfer agent to deliver
at the Closing (a) to New Trust, a Certificate (1) verifying that the
Old Funds' shareholder records contain each Shareholder's name and address and the number of full and fractional outstanding Old Fund
Shares, by class, each such Shareholder owns at the Effective Time and (2) as to the opening of accounts on New Funds' shareholder records in the names of the Shareholders and (b) to Old Trust, a confirmation, or other evidence satisfactory to Old Trust, that the
New Fund Shares to be credited to each respective Old Fund at the
Effective Time have been credited to such Old Fund's account on those records.

       2.4  New Trust shall deliver at the Closing an opinion
of its counsel, Kilpatrick Townsend & Stockton LLP ("Counsel"), as described in Section 5.4. 2

       2.5   Old Trust shall deliver to New Trust and Horizon,
within five days before the Closing, a Certificate listing each security, by name of issuer and number of shares, that is being carried on Old Funds' books at an estimated fair market value provided by an authorized pricing vendor for each Old Fund.

       2.6   At the Closing, each Investment Company shall
deliver to the other any (a) bill of sale, check, assignment, share certificate, receipt or other document the other Investment
Company or its counsel reasonably requests and (b) a Certificate in form and substance satisfactory to the recipient, and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the
Effective Time except as they may be affected by the transactions contemplated hereby.

3.   REPRESENTATIONS AND WARRANTIES

       3.1   Old Trust, on each Old Fund's behalf, represents
 and warrants to New Trust, on the respective New Fund's behalf, as follows:

       (a)  Old Trust (1) is a business trust that is duly
organized, validly existing, and in good standing under the laws of the State of Delaware ("Delaware Law"), and its Declaration
of Trust, dated December 20, 1996, as amended, is on file with the Secretary of State of Delaware, (2) is duly registered under the 1940 Act as an open-end management investment company, and
(3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A;

       (b)   Each Old Fund is a duly established and
designated series of Old Trust;

       (c)    The execution, delivery, and performance of this
Agreement have been duly authorized at the date hereof by all necessary action on the part of Old Trust's Board; and this
Agreement constitutes a valid and legally binding obligation of
Old Trust, with respect to each Old Fund, enforceable in
accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

       (d)   At the Effective Time, Old Trust will have good
and marketable title to the Assets for Old Funds' benefit and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other
encumbrances (except securities that are subject to
"securities loans," as referred to in section 851(b)(2), or that are restricted to resale by their terms); and on delivery and payment for the Assets, New Trust, on New Funds' behalf, will acquire good and marketable title thereto, subject to no
restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended
("1933 Act");

       (e)   Old Trust, with respect to each Old Fund, is not
currently engaged in, and its execution, delivery, and
performance of this Agreement and consummation of the
Reorganization will not result in, (1) a conflict with or
material violation of any provision of Delaware Law, Old Trust's
Agreement and Declaration of Trust dated December 20, 1996, as amended, or By-Laws, or any agreement, indenture, instrument, contract, lease or other undertaking (each, an "Undertaking")
to which Old Trust, on any Old Fund's behalf, is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which Old Trust, on any Old Fund's behalf, is a party or by which it is bound;

       (f)   At or before the Effective Time, either (1)
all material contracts and other commitments of each Old Fund
(other than this Agreement and certain investment contracts
including options, futures, forward contracts and swap agreements)
will terminate, or (2) provision for discharge and/or each
New Fund's assumption of any liabilities of the respective
Old Fund thereunder will be made, without either affected Fund incurring any penalty with respect thereto and without
diminishing or releasing any rights Old Trust may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

       (g)   No litigation, administrative proceeding, action
or investigation of or before any court, governmental body or arbitrator is presently pending or, to Old Trust's knowledge, threatened against Old Trust, with respect to any Old Fund or any of its properties or assets attributable or allocable to
Old Fund, that, if adversely determined, would materially and adversely affect such Old Fund's financial condition or the
conduct of its business; and Old Trust, on each Old Fund's behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body or arbitrator that materially and adversely affects any Old Fund's business or Old Trust's ability to consummate the transactions contemplated hereby;

       (h)   Each Old Fund's Statement of Assets and
Liabilities, Schedule of Investments, Statement of Operations and
Statement of Changes in Net Assets (each, a "Statement") at and for the fiscal year (in the case of the last Statement, for the two fiscal years) ended November 30, 2015, have been audited by
Tait Weller & Baker LLP, an independent registered public
accounting firm, and are in accordance with generally accepted accounting principles consistently applied in the United States
("GAAP"); and those Statements (copies of which Old Trust has furnished to New Trust) present fairly, in all material respects, each Old Fund's financial condition at that date in accordance with GAAP and the results of its operations and changes in its net assets for the period then ended, and there are no known
contingent liabilities of Old Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at that date that are not disclosed therein;

       (i)   Since November 30, 2015, there has not been any
material adverse change in any Old Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by any Old
Fund of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per Old Fund Share due to declines in market values of securities Old Fund holds, the discharge of Old Fund liabilities or the redemption of any Old Fund Shares by its
shareholders shall not constitute a material adverse change;

       (j)   All federal and other tax returns, dividend
reporting forms, and other tax-related reports
(collectively, "Returns") of any Old Fund required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) shall have been filed and are or will be correct in all material respects,
and all federal and other taxes shown as due or required to
be shown as due on those Returns shall have been paid or
provision shall have been made for the payment thereof; to the best of Old Trust's knowledge, no such Return is currently
under audit and no assessment has been asserted with respect to those Returns; and each Old Fund is in compliance in all
material respects with all applicable Regulations pertaining to the reporting of dividends and other distributions on and
redemptions of its shares and to withholding in respect thereof and is not liable for any material penalties that could be
imposed thereunder;

       (k)    No Old Fund is classified as a partnership, and
instead each is classified as an association that is taxable as a corporation, for federal tax purposes and either has
elected the latter classification by filing Form 8832 with
the Internal Revenue Service ("Service") or is a "publicly
traded partnership" (as defined in section 7704(b)) that is
treated as a corporation; each Old Fund is a "fund" (as
defined in section 851(g)(2), eligible for treatment under
section 851(g)(1)); for each taxable year of its operation
(including its current taxable year), each Old Fund has met
(and for that year will meet) the requirements of Part I of
Subchapter M of Chapter 1 of Subtitle A of the Code
("Subchapter M") for qualification as a regulated investment company ("RIC") and has been (and for that year will be)
eligible to and has computed (and for that year will compute)
its federal income tax under section 852; no Old Fund has at any time since its inception been liable for, or is now
liable for, any material income or excise tax pursuant to
sections 852 or 4982; and no Old Fund has earnings and profits accumulated in any taxable year in which the provisions of
Subchapter M did not apply to it;

       (l)    All issued and outstanding Old Fund Shares are,
and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by Old Trust and have been offered and sold in every state and the District of
Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Old Fund Shares will, at the
Effective Time, be held by the persons and in the amounts set forth on such Old Fund's shareholder records, as provided in paragraph 2.3; and no Old Fund has outstanding any options,
warrants or other rights to subscribe for or purchase any Old
Fund Shares, nor are there outstanding any securities
convertible into any Old Fund Shares;

       (m)  Each Old Fund incurred the Liabilities, which
are associated with the Assets, in the ordinary course of its business;

       (n)   No Old Fund is under the jurisdiction of a court
in a "title 11 or similar case" (as defined in section
368(a)(3)(A));

       (o)  Not more than 25% of the value of any Old Fund's
total assets (excluding cash, cash items, and Government
securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of those assets is invested in the stock and securities of five or fewer issuers;

       (p)   Old Funds' current prospectus and statement of
additional information (1) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and
(2) at the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or at the Effective Time do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not
misleading;

       (q)   The information to be furnished by Old Trust
for use in no-action letters, applications for orders,
registration statements, proxy materials and other documents filed or to be filed with any federal, state or local
regulatory authority (including the Financial Industry Regulatory
Authority, Inc. ("FINRA")) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all
material respects with federal securities laws and other laws and regulations; and the Registration Statement and the Proxy (as
defined in paragraph 3.3(a)(1) and (2), respectively) (other than written information provided by New Trust for inclusion therein)
will, on their respective effective dates, at the Effective Time, and at the time of the Shareholders Meeting (as defined in
paragraph 4.1), not contain any untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (r)   The Declaration permits Old Trust to vary its
shareholders' investment; Old Trust does not have a fixed pool of assets; and each series thereof (including each Old Fund)
is a managed portfolio of securities, and Horizon has the
authority to buy and sell securities for each Old Fund;

       (s)   Each Old Fund's investment operations from
inception to the date hereof have been in compliance in all
material respects with the investment policies and investment restrictions set forth in its prospectus, except as previously disclosed in writing to New Trust; and

       (t)   The New Fund Shares to be delivered hereunder are
not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

       3.2  New Trust, on each New Fund's behalf, represents
and warrants to Old Trust, on each  respective Old Fund's
behalf, as follows:

       (a)   New Trust (1) is a statutory trust that is duly
organized, validly existing, and in good standing under Delaware
Law, and its Certificate of Trust, dated May 21, 2015, is on file with the Secretary of State of Delaware, (2) at the Effective Time,
it will be duly registered under the 1940 Act as an open-end management investment company, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A;

       (b)   At the Effective Time, each New Fund will be a duly
established and designated series of New Trust; no New Fund has commenced operations and none will do so until after the Closing;
and, immediately before the Closing, each New Fund will be a shell series of New Trust, without assets (except the amount paid for the Initial Shares if they have not already been redeemed by that time) or liabilities, created for the purpose of acquiring the Assets, assuming the Liabilities, and continuing each
respective Old Fund's business;

       (c)   The execution, delivery, and performance of this
Agreement have been duly authorized at the date hereof by all necessary action on the part of New Trust's Board; and this
Agreement constitutes a valid and legally binding obligation of
New Trust, with respect to each New Fund, enforceable in
accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

       (d)   Before the Closing, there will be no (1) issued
and outstanding New Fund Shares, (2) options, warrants, or other rights to subscribe for or purchase any New Fund Shares
(3) securities convertible into any New Fund Shares, or
(4) any other securities issued by any New Fund, except the
Initial Shares;

       (e)  No consideration other than New Fund Shares
(and each New Fund's assumption of the Liabilities) will be
issued in exchange for the Assets in the Reorganization;

       (f)   New Trust, with respect to each New Fund, is not
currently engaged in, and its execution, delivery, and
performance of this Agreement and consummation of the
Reorganization will not result in, (1) a conflict with or
material violation of any provision of Delaware Law, New Trust's
Agreement and Declaration of Trust, dated May 21, 2015
("Instrument"), or any Undertaking to which New Trust, on any
New Fund's behalf, is a party or by which it is bound or (2)
the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which
New Trust, on any New Fund's behalf, is a party or by which
it is bound;

       (g)   No litigation, administrative proceeding,
action or investigation of or before any court, governmental body or arbitrator is presently pending or, to New Trust's
knowledge, threatened against New Trust, with respect to any
New Fund or any of its properties or assets attributable or
allocable to any New Fund, that, if adversely determined,
would materially and adversely affect such New Fund's
financial condition or the conduct of its business; and New
Trust, on each New Fund's behalf, knows of no facts that
might form the basis for the institution of any such
litigation, proceeding, action or investigation and is not
a party to or subject to the provisions of any order, decree, judgment or award of any court, governmental body or arbitrator that materially and adversely affects any New Fund's business or New Trust's ability to consummate the transactions
contemplated hereby;

       (h)   No New Fund is (or will be) classified as a
partnership, and each instead is (and will be) classified as an association that is taxable as a corporation, for federal tax purposes and either has elected (or will timely elect) the latter classification by filing Form 8832 with the Service or is (and will be) a "publicly traded partnership" (as defined in section 7704(b)) that is treated as a corporation; no New
Fund has filed any income tax return and each will file its
first federal income tax return after the completion of its
first taxable year after the Effective Time as a RIC on Form
1120-RIC; each New Fund will be a "fund" (as defined in
section 851(g)(2), eligible for treatment under section 851(g)(1))
and has not taken and will not take any steps inconsistent with its qualification as such or its qualification and eligibility for treatment as a RIC under sections 851 and 852; assuming that the respective Old Fund will meet the requirements of Subchapter
M for qualification as a RIC for its taxable year in which the
Reorganization occurs, such New Fund will meet those requirements, and will be eligible to and will compute its federal income tax under section 852, for its taxable year in which the
Reorganization occurs; and each New Fund intends to continue to meet all those requirements, and to be eligible to and to so compute its federal income tax, for the next taxable year;

       (i)   The New Fund Shares to be issued and delivered
to each respective Old Fund, for the Shareholders' accounts, pursuant to the terms hereof, (1) will at the Effective Time have been duly authorized and duly registered under the federal securities laws, and appropriate notices respecting them will have been duly filed under applicable state securities laws, and (2) when so issued and delivered, will be duly and validly issued and outstanding New Fund Shares and will be fully paid and non-assessable by New Trust;

       (j)   There is no plan or intention for any New Fund
to be dissolved or merged into another statutory or business trust or a corporation or any "fund" thereof (as defined in
section 851(g)(2)) following the Reorganization;

       (k)   Assuming the truthfulness and correctness of
Old Trust's representation and warranty in paragraph 3.1(o), immediately after the Reorganization (1) not more than 25% of the value of any New Fund's total assets (excluding cash,
cash items, and Government securities) will be invested in the stock and securities of any one issuer and (2) not more than
50% of the value of those assets will be invested in the stock and securities of five or fewer issuers;

       (l)   Immediately after the Effective Time, no New
Fund will be under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));

       (m)   The information to be furnished by New Trust
for use in no-action letters, applications for orders,
registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local
regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall
comply in all material respects with federal securities laws and other laws and regulations; and the Registration Statement and the Proxy (other than written information provided by Old
Trust for inclusion therein) will, on their respective
effective dates, at the Effective Time, and at the time of
the Shareholders Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (n)   The New Trust trustees have each received copies
of all examinations, reports, letters, orders and any other
relevant documentation related to any state securities regulator,
SEC or FINRA examination received by Horizon in the last
two years; and

       (o)   The Instrument permits New Trust to vary its
shareholders' investment; New Trust will not have a fixed pool of assets; and each series thereof (including each New Fund
after it commences operations) will be a managed portfolio of securities, and Horizon will have the authority to buy and sell securities for each New Fund.

       3.3   Each Investment Company, on its Funds' behalf,
represents and warrants to the other Investment Company, on its
Funds' behalf, as follows:

       (a)   No governmental consent, approval, authorization,
or filing is required under the 1933 Act, the Securities Exchange
Act of 1934, as amended, the 1940 Act, or state securities laws, and no consent, approval, authorization or order of any court is required, for its execution or performance of this Agreement on its Fund's behalf, except for (1) New Trust's filing with the
Commission of a registration statement on Form N-1A relating to the New Fund Shares issuable hereunder, and any supplement or amendment thereto, including therein a prospectus ("Registration
Statement"), (2) Old Trust's filing with the Commission of a registration statement on [Form N-14]3 ("Proxy"), and (3) consents, approvals, authorizations and filings that have been made or received or may be required after the Effective Time;

       (b)   The fair market value of the New Fund Shares each
Shareholder receives will be equal to the fair market value of its Old Fund Shares it actually or constructively surrenders in exchange therefor;

       (c)   The Shareholders will pay their own expenses
(such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization;

       (d)   The fair market value of the Assets will equal
or exceed the Liabilities to be assumed by the respective New
Fund to which the Assets are subject;

       (e)   None of the compensation received by any
Shareholder who or that is an employee of or service provider to any Old Fund will be separate consideration for, or
allocable to, any of the Old Fund Shares that Shareholder holds;
none of the New Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service
agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

       (f)   No expenses incurred by any Old Fund or on its
behalf in connection with the Reorganization will be paid or assumed by any New Fund, Horizon or any other third party unless those expenses are solely and directly related to the
Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization
Expenses"), and no cash or property other than New Fund Shares will be transferred to any Old Fund or any of its shareholders with the intention that it be used to pay any expenses (even
Reorganization Expenses) thereof; and

       (g)  Immediately following consummation of the
Reorganization, (1) the Shareholders will own all the New Fund
Shares and will own those shares solely by reason of their
ownership of the Old Fund Shares immediately before the
Reorganization and (2) the respective New Fund will hold the same assets -- except for assets, if any, used to pay any Funds'
expenses incurred in connection with the Reorganization -- and be subject to the same liabilities that the respective Old Fund held or was subject to immediately before the Reorganization, plus any liabilities for those expenses; and those excepted assets,
together with the amount of all redemptions and distributions
(other than regular, normal dividends) such Old Fund makes
immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.

4.   COVENANTS

       4.1  Old Trust covenants to call a meeting of Old Funds'
shareholders no later than [        ]4 to consider and act on
this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby
("Shareholders Meeting").

       4.2  Old Trust covenants that it will assist New Trust
in obtaining information New Trust reasonably requests concerning the beneficial ownership of Old Fund Shares.

       4.3  Old Trust covenants that it will turn over its
books and records pertaining to every Old Fund (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) to New Trust at the
Closing.

       4.4  Each Investment Company covenants to cooperate
with the other in preparing the Registration Statement and the
Proxy in compliance with applicable federal and state securities laws.

       4.5   Each Investment Company covenants that it will,
from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered any assignment or other instrument, and will take or cause to be taken any
further action(s), the other Investment Company deems necessary or desirable in order to vest in, and confirm to, (a) New Trust, on New Funds' behalf, title to and possession of all the Assets, and (b) Old Trust, on Old Funds' behalf, title to and possession of the New Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

       4.6   New Trust covenants to use all reasonable efforts
to obtain the approvals and authorizations required by the 1933
Act, the 1940 Act and applicable state securities laws it deems appropriate to commence and continue New Funds' operations after the Effective Time.

       4.7   Subject to this Agreement, each Investment Company
covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable to consummate and effectuate the transactions
contemplated hereby.

5.  CONDITIONS PRECEDENT

Each Investment Company's obligations hereunder shall be subject to (a) performance by the other Investment Company of all its obligations to be performed hereunder at or before the Closing,
(b) all representations and warranties of the other Investment
Company contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time, and (c)
the following further conditions that, at or before that time:

       5.1  This Agreement and the transactions contemplated
hereby shall have been duly adopted and approved by both Boards and by each Old Fund's shareholders at the Shareholders Meeting;

       5.2   All necessary filings shall have been made with
the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Investment Companies to carry out the transactions contemplated hereby.  The Registration
Statement and the Proxy shall have become effective under the
1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and, to each Investment Company's best knowledge, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act or the 1940 Act.  The Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act.  All consents, orders and permits of federal, state and local regulatory authorities
(including the Commission and state securities authorities) either
Investment Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties;

       5.3  At the Effective Time, no action, suit or other
proceeding shall be pending (or, to either Investment Company's best knowledge, threatened to be commenced) before any court, governmental agency or arbitrator in which it is sought to
enjoin the performance of, restrain, prohibit, affect the
enforceability of or obtain damages or other relief in
connection with, the transactions contemplated hereby;

       5.4  The Investment Companies shall have received an
opinion of Counsel as to the federal income tax consequences mentioned below ("Tax Opinion").  In rendering the Tax Opinion,
Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Counsel may treat as
representations and warranties made to it (that, notwithstanding paragraph 7, shall survive the Closing), and in separate
letters, if Counsel requests, addressed to it and any
Certificates delivered pursuant to paragraph 2.6(b).  The Tax
Opinion shall be substantially to the effect that -- based on the facts and assumptions stated therein and conditioned on
those representations and warranties' being true and complete at the Effective Time and consummation of the Reorganization in accordance with this Agreement (without the waiver or
modification of any terms or conditions hereof and without
taking into account any amendment hereof that Counsel has not approved) -- for federal income tax purposes:

       (a)  Each New Fund's acquisition of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities, followed by each respective Old Fund's distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Old Fund Shares, will qualify as a
"reorganization" (as defined in section 368(a)(1)(F) of the Code), and each Fund will be "a party to a reorganization" (within the meaning of section 368(b) of the Code);

       (b)  No Old Fund will recognize gain or loss on the
transfer of the Assets to the respective New Fund in exchange solely for each New Fund Shares and New Fund's assumption of the
Liabilities or on the subsequent distribution of those shares to the Shareholders in exchange for their Old Fund Shares;

       (c)  No New Fund will recognize gain or loss on its receipt of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities;

       (d)  Each New Fund's basis in each Asset will be the same
as the respective Old Fund's basis therein immediately before the Reorganization, and each New Fund's holding period for each
Asset will include the respective  Old Fund's holding period therefor (except where New Fund's investment activities have the effect of reducing or eliminating an Asset's holding period);

       (e)  A Shareholder will recognize no gain or loss on the
exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

       (f)  A Shareholder's aggregate basis in the New Fund
Shares it receives in the Reorganization will be the same as the aggregate basis in its Old Fund Shares it actually or
constructively surrenders in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include, in each instance, its holding period for those Old Fund Shares, provided the Shareholder holds them as capital assets at the
Effective Time; and

       (g)  For purposes of section 381 of the Code, each New
Fund will be treated just as the respective Old Fund would
have been treated if there had been no Reorganization.
Accordingly, the Reorganization will not result in the
termination of an Old Fund's taxable year, each Old Fund's tax attributes enumerated in section 381(c) will be taken into
account by New Fund as if there had been no Reorganization,
and the part of each Old Fund's taxable year before the
Reorganization will be included in the respective New Fund's taxable year after the Reorganization.

Notwithstanding subparagraphs (b) and (d), the Tax Opinion may state that no opinion is expressed as to the effect of the
Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end
of a taxable year (or on the termination or transfer thereof)
under a mark-to-market system of accounting;

       5.5  Before the Closing, New Trust's Board shall have
authorized the issuance of, and New Trust shall have issued
for each New Fund, as applicable, one Class A New Fund Share, one Class C New Fund Share, and one Class T New Share
("Initial Shares") to Horizon or an affiliate thereof, in
consideration of the payment of $10.00 each (or other amount that Board determines), to vote on the investment advisory
agreement, distribution and service plan, and other agreements and plans referred to in paragraph 5.6 and to take whatever
action it may be required to take as each New Fund's sole
shareholder;

       5.6  New Trust, on New Funds' behalf, shall have entered
into, or adopted, as appropriate, an investment advisory
agreement, a distribution and service plan pursuant to Rule
12b-1 under the 1940 Act, and other agreements and plans
necessary for each New Fund's operation as a series of an
open-end management investment company.  Each such agreement and plan shall have been approved by New Trust's Board and,
to the extent required by law (as interpreted by Commission
staff positions), by its trustees who are Non-Interested Persons thereof and by Horizon or its affiliate as each New Fund's
sole shareholder;

       5.7 Before the Closing, all liabilities of Old Funds and
Horizon (with respect to any Old Fund) to service providers of the Old Funds have been paid in full;

       5.8  At any time before the Closing, Horizon has executed
an expense limitation agreement with New Funds, the terms of which are consistent with those described in the Proxy; and

       5.9 At any time before the Closing, either Investment
Company may waive any of the foregoing conditions (except those set forth in paragraphs 5.1 and 5.4) if, in the judgment of its
Board, that waiver will not have a material adverse effect on its Funds' shareholders' interests.

6.  EXPENSES

Subject to complying with the representation and warranty contained in paragraph 3.3(f), Horizon shall bear the entirety of the total
Reorganization Expenses.  The Reorganization Expenses include
(1) preparing and filing Old Fund's prospectus supplements and the Registration Statement, and printing and distributing
New Fund's prospectus and the Proxy, (2) legal and accounting fees,
(3) transfer taxes for foreign securities, (4) proxy solicitation costs, (5) any and all incremental Blue Sky fees, and
(6) expenses of holding the Shareholders Meeting (including any adjournments thereof).  Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in that Fund's disqualification as a RIC or would prevent the
Reorganization from qualifying as a tax-free reorganization.

7.  ENTIRE AGREEMENT; NO SURVIVAL

Neither Investment Company has made any representation, warranty or covenant not set forth herein. This Agreement constitutes the entire agreement between the Investment Companies.  The
representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing; provided, however, that,
notwithstanding the foregoing, Sections 1.7, 1.8, 4.3, 4.5, 4.7, 6 and 7 shall survive the Closing.

8.  TERMINATION

This Agreement may be terminated at any time at or before the
Closing:

       8.1  By either Investment Company (a) in the event of
the other Investment Company's material breach of any
representation, warranty, or covenant contained herein to be performed at or before the Closing, (b) if a condition to its obligations has not been met and it reasonably appears that that condition will not or cannot be met, (c) if a governmental body issues an order, decree, or ruling having the effect of
permanently enjoining, restraining, or otherwise prohibiting consummation of the Reorganization, or (d) if the Closing has
not occurred on or before [January 29, 2016],5 or such other date as to which the Investment Companies agree; or

       8.2  By the Investment Companies' mutual agreement.

In the event of termination under paragraphs 8.1(c) or (d) or
8.2, neither Investment Company (nor its trustees, officers, or shareholders) shall have any liability to the other Investment
Company.

9.  AMENDMENTS

The Investment Companies may amend, modify, or supplement this
Agreement at any time in any manner they mutually agree on in writing, notwithstanding each Old Fund's shareholders' approval thereof; provided that, following that approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.

10.  SEVERABILITY

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be
ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or
enforceability of any of the terms and provisions hereof in any other jurisdiction.

11.  MISCELLANEOUS

       11.1  This Agreement shall be governed by and construed
in accordance with the laws of the state of [New York], without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between that law and the federal securities laws, the latter shall govern.

       11.2  Nothing expressed or implied herein is intended
or shall be construed to confer on or give any person, firm, trust, or corporation other than New Trust, on New Funds'
behalf, or Old Trust, on Old Funds' behalf, and their respective successors and assigns any rights or remedies under or by
reason of this Agreement.

       11.3  Notice is hereby given that this instrument is
executed and delivered on behalf of each Investment Company's trustees solely in their capacities as trustees, and not
individually, and that each Investment Company's obligations under this instrument are not binding on or enforceable against any of its trustees, officers, shareholders, or series other than its Funds but are only binding on and enforceable against its property attributable to and held for the benefit of its
Funds ("Funds' Property") and not its property attributable
to and held for the benefit of any other series thereof.
Each Investment Company, in asserting any rights or claims
under this Agreement on its or its Funds' behalf, shall look only to the other Funds' Property in settlement of those
rights or claims and not to the property of any other series of the other Investment Company or to those trustees,
officers, or shareholders.

       11.4   This Agreement may be executed in one or more
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more
counterparts have been executed by each Investment Company and delivered to the other Investment Company.  The headings
contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

[Remainder of This Page Intentionally Left Blank]

[Signature Page to Follow]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of
the day and year first written above.

HORIZON FUNDS, on behalf of each New Fund listed on Schedule A

By:  Robert J. Cannon
President

_/s/ Robert J. Cannon________________

ADVISORONE FUNDS, on behalf of each Old Fund listed on Schedule A

By:  Ryan Beach
President

__/s/ Ryan Beach___________________

SCHEDULE A

OLD FUNDS
(series of AdvisorOne Funds)

To be Reorganized into
NEW FUNDS
(series of Horizon Funds)
Horizon Active Asset Allocation Fund

==>
Horizon Active Asset Allocation Fund

Horizon Active Income Fund

==>
Horizon Active Income Fund

Horizon Active Risk Assist Fund
==>
Horizon Active Risk Assist Fund

1 Note to Draft: To be confirmed this how it is currently
calculated on Old Trust's books.
2 Note to Draft: When last we conducted a reorganization, Kilpatrick and Thompson Hine agreed that opinions, other than the tax opinion, were not necessary.  Can we agree here as well?
3 Note to Draft: To be confirmed that this is the form being used.
4 Note to Draft: Date of shareholder meeting to be discussed.
5 Note to Draft: This date to be discussed.
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US2008 7566685 2